Exhibit 23




             CONSENT OF McGLADREY & PULLEN, LLP, INDEPENDENT AUDITOR



We hereby consent to the incorporation by reference in Cone Mills Corporation's Registration Statements on Form S-8 (Nos. 33-31979; 33-51951; and 33-51953) of our report dated May 1, 2002 appearing in this Annual Report on Form 11-K for The 401(k) Program (Hourly) of Cone Mills Corporation for the year ended December 31, 2001.




MCGLADREY & PULLEN, LLP


Greensboro, North Carolina

June 25, 2002